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                                                                    Exhibit 23.5

                                [Letterhead of]

                            CRAVATH, SWAINE & MOORE
                               [New York Office]



                                 (212) 474-1588

                                                                 August 14, 2000


                              BANK ONE Capital II
                              -------------------
                          8.500% Preferred Securities
                          ---------------------------


Dear Ladies and Gentlemen:

          We have acted as tax counsel for BANK ONE CORPORATION, a Delaware corporation (the "Company"), BANK ONE Capital II, a Delaware business trust (the "Trust"), and Salomon Smith Barney, Inc., Banc One Capital Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, PaineWebber Incorporated, Prudential Securities Incorporated and the several underwriters represented by the foregoing underwriters (the "Underwriters") in connection with the sale of 8.500% Preferred Securities of the Trust. In connection with such representation, we issued a tax opinion dated August 8, 2000. We hereby consent to the Company's inclusion of such tax opinion with the Form 8-K to be filed with the Securities and Exchange Commission on August 14, 2000.
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                                     Very truly yours,

                                     /s/ Cravath, Swaine & Moore

BANK ONE CORPORATION
   1 Bank One Plaza
      Chicago, IL  60670

BANK ONE Capital II
   1 Bank One Plaza
      Chicago, IL  60670